QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.2

COASTCAST CORPORATION
2001 NON-EMPLOYEE DIRECTOR
STOCK OPTION PLAN

COASTCAST CORPORATION
2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    1.  Purpose. The purpose of this Coastcast Corporation 2001 Non-Employee Director Stock Option Plan (the "Plan") is to increase the proprietary and vested interest of the non-employee directors of Coastcast Corporation (the "Company") in the growth and performance of the Company by granting such directors options to purchase shares of common stock of the Company, to encourage them to continue their services to the Company, and to attract individuals of outstanding ability to serve on the Board of Directors of the Company.

    2.  Non-Qualified Stock Options. The options granted under the Plan (each an "option") will be options not specifically authorized or qualified for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and any successor statutes ("Code") ("non-qualified stock options").

    3.  Administration.

      3.1 Administration by Board. The Plan shall be administered by the Board of Directors of the Company ("Board"). Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, and to make all of the determinations necessary or advisable for administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options under the Plan, the number of shares of stock subject to any such options, or the purchase price thereof. The interpretation and construction by the Board of any provision of the Plan, or of any agreement executed pursuant to the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

      3.2 Administration by Committee. The Board may, in its sole discretion, delegate any or all of its administrative duties to a committee (the "Committee") of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. If administration is delegated to a Committee, the Committee shall have, in connection with administration of the Plan, the powers otherwise possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

    4.  Eligibility. Each director of the Company shall be eligible to receive an option under the Plan at any time only if such director (i) is not then an employee of the Company or any of its subsidiaries, (ii) has not, within three (3) years immediately preceding such time, received any stock option, stock bonus, stock appreciation right, or other similar stock award from the Company or any of its subsidiaries, other than options granted to such director under this Plan or the 1995 Amended and Restated Non-Employee Director Stock Option Plan, and (iii) does not then beneficially own more than ten percent (10%) of the outstanding stock of the Company (an "Eligible Director"). Only

Eligible Directors may receive options under the Plan. A director of the Company shall not be deemed to be an employee of the Company or any of its subsidiaries solely by reason of the existence of an agreement between such director and the Company or any subsidiary thereof pursuant to which the director provides services as a consultant to the Company or its subsidiaries on a regular or occasional basis for compensation.

    5.  Shares Subject to Options. The stock available for grant of options under the Plan shall be shares of the Company's authorized but unissued, or reacquired, common stock. The aggregate number of shares which may be issued pursuant to exercise of options granted under the Plan shall not exceed 200,000 shares of common stock, as such common stock shall be constituted as of April 19, 2001. In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the Plan as if no option had been granted with respect to such shares.

    6.  Terms and Conditions of Options. Options granted under the Plan shall be evidenced by agreements in such form and containing such provisions which are consistent with the Plan as the Board or Committee shall from time to time approve. All grants of options to Eligible Directors shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions.

      6.1 Grant of Options. Options to purchase shares of common stock of the Company shall be granted automatically to each Eligible Director as follows:

        (a) An option to purchase 30,000 shares of common stock of the Company (the "Initial Option") shall be granted automatically to each Eligible Director (other than Edwin A. Levy, Lee E. Mikles, and Paul A. Novelly) on the later of the date on which this Plan is approved by the shareholders of the Company (provided such person is still an Eligible Director on such date) or the date on which such director first becomes an Eligible Director (the "Initial Option Date"). Thereafter, an option to purchase an additional 10,000 shares of common stock of the Company shall be granted automatically to each director who receives an Initial Option on the third anniversary of the Initial Option Date and on each subsequent anniversary of such date if such director is still an Eligible Director on such anniversary.

        (b) An option to purchase 10,000 shares of common stock of the Company shall be granted automatically to each of Edwin A. Levy, Lee E. Mikles, and Paul A. Novelly on the date on which this Plan is approved by the shareholders of the Company (provided such individual is an Eligible Director on such date), and an option to purchase an additional 10,000 shares of common stock of the Company shall be granted automatically to each such director on each anniversary of the date on which shareholders approve the Plan if such director is still an Eligible Director on such anniversary.

        (c) Anything set forth in the Plan to the contrary notwithstanding, no option or options shall be granted at any time to purchase an aggregate number of shares of common stock of the Company which exceeds the total number of shares of such common stock which are then available for issuance under the Plan minus the total number of shares of such common stock subject to options which have been granted previously and are then outstanding under the Plan; and options which are granted as of the same date to purchase less shares than otherwise provided in subparagraph 6.1 (a) or (b) because of the foregoing limitation in this subparagraph (c) shall cover equal numbers of shares; provided, however, if there are insufficient shares available for issuance under the Plan at a time when an option under subparagraph 6.1 (a) or (b) is to be granted, the portion of the option not granted shall be automatically granted at the time shares become available for issuance under the Plan (with the options which were deferred the longest being granted first and if there is more than one option which was deferred on the same date, then any available shares shall be allocated pro rata among such options).

      6.2 Option Price. The purchase price per share of the shares subject to any option shall be 100% of the fair market value per share of common stock of the Company on the date the option is granted. For purposes of the Plan, the "fair market value" per share of common stock of the Company at any date shall be (a) if the common stock is listed on an established stock exchange or exchanges, the last reported sale price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded, or if no sale was made on such day on such principal exchange, at the closing reported bid price per share on such day on such exchange, (b) if the common stock is not then listed on an exchange, the last reported sale price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such day, the average of the closing bid and asked prices per share for the common stock in the over-the-counter market as quoted on NASDAQ on such day, or (c) if the common stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board or the Committee.

      6.3 Notice and Payment. Any exercisable portion of an option may be exercised only by:

        (a) delivery of a written notice to the Company, prior to the time when such option becomes unexercisable under Section 6.4, stating the number of shares being purchased and complying with all applicable rules established by the Board or the Committee;

        (b) the optionee electing to make payment of the exercise price by one of the following alternatives: (i) payment in full of the exercise price of such option by cash or check for an amount equal to the aggregate option exercise price for the number of shares being purchased, (ii) provided at the time the Company's common stock is publicly traded on an established stock exchange or reported by NASDAQ, delivery of a copy of instructions to a broker directing such broker to sell the common stock for which such option is exercised, and to remit to the Company the aggregate exercise price of such options (a "cashless exercise"),(iii) tendering shares of the Company's common stock owned by the optionee, free and clear of any liens, encumbrances, claims or security interests, with a fair market value (as determined pursuant to Section 6.2) on the date of delivery equal to the aggregate purchase price of the shares with respect to which such option or portion thereof is being exercised (a "stock-for-stock exercise") or (iv) any combination of the payment methods set forth in subparagraphs 6.3(b)(i), (ii) or (iii). Payment in full of the exercise price per share need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of common stock for which the option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the exercise price per share for the shares of common stock purchased pursuant to the exercise of the option plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the option;

        (c) payment of the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of an option in any combination of the payment methods set forth in subparagraph 6.3(b); and

        (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or to his designee) a certificate for the number of shares of common stock for which the Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise.

    Any certificate(s) for shares of outstanding common stock of the Company used to pay the exercise price shall be accompanied by stock power(s) duly endorsed in blank by the registered holder of the certificate(s) (with the signature thereon guaranteed). In the event the certificate(s) tendered by the optionee in such payment cover more shares than are required for such payment, the certificate(s) shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

      6.4 Term of Option. No option granted under the Plan shall be exercisable after the expiration of the earlier of (i) ten years following the date the option is granted or (ii) one year following the date the optionee ceases to be a director of the Company for any reason.

      6.5 Vesting. An option shall become exercisable as to one-third of the shares subject to the option on each anniversary of the date the option is granted if the director to whom the option is granted is still a director of the Company on such anniversary; provided, however, each Initial Option issued to a director who became an Eligible Director prior to the date on which shareholders of the Company approve this Plan shall become exercisable as to one-third of the shares subject to the Initial Option on each anniversary of the date on which such director became an Eligible Director if such director is still a director of the Company on such anniversary; and provided further, however, if an option is not granted because there are insufficient shares available for issuance under this Plan, then if and when such option is later granted, such option shall become exercisable as to one-third of the shares subject to the option on each anniversary of the date the option would have been automatically granted if there were sufficient shares available for issuance under this Plan if the director to whom the option is granted is still a director of the Company on such anniversary.

      6.6 Exercise and Transfer of Option.

        (a) An option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative or any transferee pursuant to a QDRO.

        (b) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act of 1933, as amended (the "Securities Act") or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

      6.7 Rights as a Shareholder or Director. An optionee or transferee of an option shall have no rights as a shareholder of the Company with respect to any shares covered by any option until the date of issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distribution or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 6.10. Nothing in the Plan or in any option agreement shall confer upon any director any right to continue as a director of the Company or any of its subsidiaries, to be nominated to serve as a director, or to receive any particular rate of compensation.

      6.8 No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an option.

      6.9 Exercisability in the Event of Death. In the event of the death of an optionee, any option (or unexercised portion thereof) held by the optionee, to the extent exercisable by him or her on the date of death, may be exercised by the optionee's personal representatives, heirs, or legatees subject to the provisions of Sections 6.4 through 6.6 hereof.

      6.10 Recapitalization or Reorganization of Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the option rights granted under the Plan, and the exercise price of such option rights, in the event of a stock dividend (but only on common stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under the Plan or to use substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to fully exercise the optionee's option in whole or in part without regard to any installment exercise provisions otherwise provided by Section 6.5.

      6.11 Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board or Committee may modify, extend, or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall (i) without the consent of the optionee, alter or impair any rights of the optionee under the option, (ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision, or (iii) except as provided in Section 6.10, change the exercise price, increase the number of shares to which the option relates, or extend the term of the option.

      6.12 Other Provisions. Each option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board or Committee.

    7.  Termination or Amendment of Plan. The Board may at any time terminate or amend the Plan; provided that, without approval of the shareholders of the Company, there shall be, except by operation of the provisions of Section 6.10, no increase in the total number of shares covered by the Plan, no increase in the total number of shares subject to any option granted under the Plan, no change in the class of directors eligible to receive options granted under the Plan, no material increase in the benefits accruing to participants under the Plan, no reduction in the exercise price of options granted under the Plan, and no extension of the latest date upon which options may be exercised; and provided further that, without the consent of the optionee, no amendment may adversely affect any then outstanding option or any unexercised portion thereof held by the optionee.

    8.  Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board or the Committee administering the Plan shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

    9.  Covenants of The Company.

      9.1 Available Shares. During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

      9.2 Approvals. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

    10. Effective Date of Amendment and Term of Plan. The Plan shall become effective on the date hereof, subject to approval of the Plan by the shareholders of the Company. If such approval does not occur by September 30, 2001, the Plan will not become effective. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on December 31, 2010.

Dated: April 19, 2001

COASTCAST CORPORATION
By:	/s/ HANS BUEHLER Hans Buehler, Chief Executive Officer
By:	/s/ NORMAN FUJITAKI Norman Fujitaki, Secretary

QuickLinks

EXHIBIT 10.2
COASTCAST CORPORATION 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
TABLE OF CONTENTS
COASTCAST CORPORATION 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN